Exhibit (c)(12)
****TEXT OMITTED AND FILED SEPARATELY CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTION 200.80(b)(4), 200.83 and 240.246-2
May 10, 2008	CMC Project # I023-01-01
Chris Zugaro Insight Equity 1400 Civic Place, Suite 250 Southlake, Texas 76092	Via E-Mail: czugaro@insightequity.com
RE:	LETTER OPINION OF VALUE READY MIX, INC. — **** **** ****
Dear Mr. Zugaro,
CMC, Inc. (CMC) is pleased to provide this Letter Opinion of Value on the above referenced property.
Introduction
CMC is a professional mining & mineral appraisal, brokerage and consulting firm, specializing in construction materials and industrial mineral commodities, properties and operations.
Insight Equity I LP (Insight) is a private equity/investment firm, located near Dallas-Fort Worth, Texas, that has acquired and managed businesses with over $4B in revenues, since 1998.
CMC was contracted by Insight to prepare a Letter Opinion of Value for the above referenced aggregate mining property (Subject Property), illustrated in Plan A1 (attached).
Background
In accordance with appraisal regulations, CMC cannot provide exact valuations without performing extensive fieldwork, research, calculations and analyses to quantify/qualify all of the methodology/parameters/data, and fully disclose everything within a detailed report (e.g. Self-Contained Evaluation & Appraisal Report).
However, CMC is permitted to perform a “Letter Opinion of Value”, which is a technical letter that provides a professional opinion of the probable “range” of Mineral and/or Mining related Valuations (e.g. $40,000 to $50,000 per acre, or $1,200,000 to $3,000,000), based upon brief analyses of data, basic calculations, and professional experience/opinion of the markets/minerals/economics/industry.
Letter Opinions of Value cannot be utilized for lending or other financial purposes which normally require a formal appraisal report. However, Letter Opinions of Value can be used for a ballpark estimate of the “potential value”, or for preliminary discussions on lending options with a financial institution.
Mineral Interests
When performing Mining/Mineral Interest Valuations, there are several interests that can be assessed, as follows:
1.	Mineral Interest Value of the Subject Property (e.g. Royalty Income). This assumes that the Owner would simply lease their mineral property out to a Mining Company, who would mine the property and pay royalties back to the owner for extracted materials. The Mineral Interest Value represents the least amount of risk to the owner, but also provides smaller returns.

2.	Mining Interest Value of the Subject Property (e.g. Mining Income). This assumes that the Owner has the experience, knowledge and capacity to mine the property efficiently and competitively, and receives Net Mining Income. The Mining Interest Value represents a higher risk than Mineral Interest Value, but also typically has much larger returns.
5535 East Angela Drive • Scottsdale, Arizona 85254 • Tel: 480-443-3978
Fax: 480-443-1341 • Website: www.cmcincusa.com • E-Mail: cmc@cmcincusa.com

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

Mr. Chris Zugaro
May 10, 2008

3.	Going Concern Value of the operation. This is similar to a “business appraisal”, where the Owner’s active quarry and operation are assessed and evaluated.
All of the above have different assessment parameters and conditions, to reflect the situation and the risk.
Parameters & Analyses
Attachment 1 (attached) details all parameters, assumptions and conditions that CMC utilized and analyzed to derive the following professional Opinions of Value.
Opinions of Value
It is CMC’s professional opinion, as detailed in the Attachment to this correspondence, that the Market Value of the **** Mineral Interest in the Subject Property, as of May 10, 2008, would likely fall within the following range:
$1,133,800
(One Million, One Hundred Thirty-Three Thousand, Eight Hundred Dollars)

to

$2,098,000
(Two Million, Ninety-Eight Thousand Dollars)
It is also CMC’s professional opinion, as detailed in the Attachments to this correspondence, that the Market Value of the **** Mining Interest in the Subject Property, as of May 10, 2008, would likely fall within the following range:
$11,434,500
(Eleven Million, Four Hundred Thirty-Four Thousand, Five Hundred Dollars)

to

$14,288,400
(Fourteen Million, Two Hundred Eighty-Eight Thousand, Four Hundred Dollars)
Special Opinion — Mining Interest Utilizing ****
Per client request, CMC was asked to opine on the Mining Interest per above, assuming that **** were utilized. Therefore, it is further CMC’s professional opinion, as detailed in the Attachments to this correspondence, that the Market Value of the **** Mining Interest, in the Subject Property, **** as of May 10, 2008, would likely fall within the following range:
$5,670,000
(Five Million, Six Hundred Seventy Thousand Dollars)

to

$6,881,500
(Six Million, Eight Hundred Eighty-One Thousand, Five Hundred Dollars)
It should be noted that under the established projections and conditions, operating at Internal Sales prices may not be feasible to long term mining in the future (See Table 6, Attachment 1, toward end of mining reserves), as costs might eventually outweigh the income.
****
Limiting Conditions
This assignment was not based on requested minimum valuations, nor specific valuations being determined.
5535 East Angela Drive • Scottsdale, Arizona 85254 • Tel: 480-443-3978
Fax: 480-443-1341 • Website: www.cmcincusa.com • E-Mail: cmc@cmcincusa.com

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

Mr. Chris Zugaro
May 10, 2008

CMC has no interest, present or contemplated, with Ready Mix, Inc., its affiliates, or the Subject Property, and compensation for this Letter Opinion of Value was not based on specific requested values being attained.
The following limiting conditions are applicable to this Letter Opinion of Value:
1.	Any description or specifications furnished in this correspondence are assumed to be correct. Unless otherwise specified, all existing liens and encumbrances have been disregarded and the Opinion(s) of Value have been determined as though free and clear (unless otherwise stated within this correspondence) under responsible ownership and competent management.

2.	CMC, Inc. is not a Law Firm, Permitting Authority, Regulatory Agency or Title Agency, and while deeds, leases and other real estate documentation may have been reviewed as part of the analyses, the existence of any mineral reservations, encumbrances, or permitting feasibility on the Subject Property has not been determined. The Subject Property has been analyzed as if free and clear of any such reservations or encumbrances.

3.	Any information in this correspondence furnished by others is assumed to be reliable, however no responsibility is assumed for their accuracy.

4.	“Appropriate” scientific methods and best professional judgment were utilized in the validation, preparation and evaluation of the data presented in this Report. Users of this Report are hereby cautioned that the calculations, modeling and data evaluation methods used, and the subsequent results presented, entail inherent uncertainties and assumptions, over which CMC has little or no control.

5.	CMC makes no warranties, express or implied, regarding the use of information, calculations, and projections, presented herein, nor any responsibility for the results of such use. CMC assumes no liability for the Opinions expressed within this correspondence.
CMC appreciates the opportunity to provide, our mineral consulting services. If you should require any further assistance, please feel free to contact us at your convenience.

John J. Manes, P.G. Executive Vice President Senior Geologist	J. Stuart Limb, CMA, FRICS President Certified Minerals Appraiser Chartered Minerals Surveyor
JJM:rdp
H:\CMC\PROJECTS\ACTIVE\A-L\I023-01-01 (Insight Equity, ****Reports\Letter Opinion\I023-01-01 - Letter Opinion 05-10-08.doc
5535 East Angela Drive • Scottsdale, Arizona 85254 • Tel: 480-443-3978
Fax: 480-443-1341 • Website: www.cmcincusa.com • E-Mail: cmc@cmcincusa.com

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

PLAN A1 — SITE LOCATION MAP
****

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

ATTACHMENT 1 — PARAMETERS & ANALYSES
Letter Opinion of Value
For Insight Equity, Southlake, Texas
Ready Mix, Inc. — ****
**** of Rock, Sand & Gravel Mineral Property
****
Background
The **** is located on approximately **** and operates a rock quarry and ready-mix, concrete batch plant. The quarry is located approximately ****.
Ready Mix, Inc. (RMI) leases a **** mineral property, and recently renewed **** their contract for the Sale of Mineral Materials from the ****. RMI reportedly has the option to secure a longer term lease on the **** property, and **** adjacent **** undeveloped parcels, to bring the total leasehold acreage ****.
RMI operates 20 ready mixed concrete trucks and conducts minor maintenance, fueling and washing of vehicles on site. The site was vacant prior to at least 2005, when the site was first discovered/developed. Production commenced in March 2007.
Data
The following data was provided to CMC by Insight Equity (Insight)/RMI for review:
•	Bureau of Land Management, April 10, 2009, Contract for the Sale of Mineral Materials

•	JA Cesare and Associates, Inc., January 1, 2002, Laboratory Analytical Results (2 samples/batch analyses).

•	Las Vegas Materials Testing, February 4, 2008, Laboratory Analytical Results (3 samples/batch analyses).

•	Ready Mix, Inc., undated **** Sieve Analyses

•	Ready Mix, Inc., May 1, 2008, Monthly Quantity/Average Sales Price — Ready Mix Concrete (01/31/07 —12/31/10 forecast)

•	Ready Mix, Inc., May 1, 2008, Monthly Sales/Cubic Yards by Plant — Ready Mix Concrete & Aggregates (01/01/00 — 03/01/08)

•	Ready Mix, Inc., May 1, 2008, Rock & Sand Quote

•	Ready Mix, Inc., May 1, 2008, Reserves Estimate — ****

•	Redding Drilling & Pump Services, March 28, 2005, 24 Hour Pump Test for Ready Mix, Inc.

•	**** Materials Division, March 2005 (6 samples/batch analyses).

•	United States Security & Exchange Commission, March 27, 2008, Form 10-K, Ready Mix, Inc.
Parameters
Calculating an Opinion of Value requires the following parameters to be assessed:
1.	Effective Date of Opinion of Value

2.	Commencement Date of Production/Sales

3.	Sustainable Production & Sales Rates

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

4.	Saleable Reserves

5.	Reserves Lives

6.	Sustainable Royalty or Mining Income Rates

7.	Applicable Fees or Mining Costs

8.	Applicable Discount/Capitalization Rates
As previously mentioned, this Letter Opinion of Value assesses both the Mineral Interest Value and the Mining Interest Value. Also, since opinions of value must include a range in values, it is customary to calculate values utilizing an applicable range of parameters, when possible.
Based on CMC’s professional experience, available data and support information, a conservative range of parameters have been approximated and utilized to derive the Letter Opinion of Value “range”. These parameters are as follows:
1.	Effective Date of Opinion of Value

The Effective Date of this Letter Opinion of Value is May 10, 2008, which represents the date all of the analyses were completed.

2.	Commencement Date of Production/Sales

The Subject Property was developed in 2005/2006, and began production/sales in March 2007.

3.	Sustainable Production & Sales Rates

The current **** lease agreement was recently renewed, and is valid through April 2009, with a maximum production limit of **** tons, through that date.

RMI’s reported aggregate production figures (in tons) for **** (through March 2008) were as follows:

Month	2007	2008

Jan	—	22,044
Feb	—	21,403
Mar	5,728	22,042
Apr	15,032
May	30,422
Jun	32,613
Jul	28,935
Aug	33,800
Sep	25,146
Oct	30,022
Nov	20,830
Dec	13,974

Total tons	236,502	65,488
Average (Per Month)	23,650	21,829
Annual (Pro-Rated)	283,802	261,954
Total tonnage produced in 2007 (10 months) was approximately 236,500 tons, at an average rate of 23,650 tons per month. Pro-rating this for a full year (12 months) would yield a total of approximately 282,800 tons.

Total tonnage produced in 2008 (3 months) was approximately 65,488 tons, at an average rate of 21,829 tons per month. Pro-rating this for a full year (12 months) would yield a total of approximately 261,954 tons.

RMI’s financial information and documents indicate that production toward the end of 2007 was down. This corresponds to CMC’s observations nationwide in the aggregate industry, which experienced an appreciable slowdown in the residential construction sector. Although slowdowns can occur, the aggregate industry is virtually recession-proof, as on-going demands for infrastructure, roads and

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

materials propel the industry. In fact, demand in the aggregate industry in the United States has typically increased annually by at least 3% per year.

Due to the short production history and lack of support data, CMC will conservatively estimate a sustainable production level of **** per year, non-escalating.

4.	Saleable Reserves

RMI estimates that there are approximately **** of rock, sand & gravel reserves (after mining losses) on the **** Subject Property.

Laboratory analytical data for the Subject Property did not include borehole data, or drilling results, but rather detailed analytical results on various samples of stockpile, pit run, and processed materials.

Bulk specific gravity (BSG) tests were performed on both fine and coarse aggregates, with the result falling within a very narrow range. The average of nine (9) BSG tests was **** as follows:

Date	Material	B.S.G.

01/01/08	Washed Concrete Sand	*	***
01/01/08	Coarse Concrete Aggregate	*	***
01/01/08	Coarse Concrete Aggregate	*	***
01/01/02	Concrete Fine Aggregate	*	***
01/01/02	Coarse Aggregates	*	***
04/12/00	Pit Material Coarse	*	***
04/12/00	Pit Material Fine	*	***
04/12/00	Pit Material	*	***
04/12/00	Pit Material	*	***
	Average	*	***
	St. Dev.	*	***
The small standard deviation value indicates that approximately 80% of the values fell within **** of **** and therefore were closely grouped together (i.e. a good sample set).

BSG is an expression that compares the specific gravity of a material to the gravity of the same volume of fresh water (which equals 1.00). Therefore, since the density of water (assuming standard pressure, temperature) equals 62.3 pounds per cubic foot, then an average BSG of **** equates to **** pounds per cubic foot, or **** per cubic yard.

A simple volumetric calculation can now be performed, assuming the following:
•	**** Total

•	25 foot perimeter setback

•	1:1 mining slopes, to a maximum of 50 feet in depth

•	15% Average Mining Losses (rock, sand & gravel)

•	Total Mining Depth of 50 feet
The above yields a theoretical reserves estimate of approximately ****.

RMI did not provide any borehole or drilling information that could be utilized to confirm depth, or the total reserves, however most sand & gravel mines in the Las Vegas Area are mined using similar parameters to the above, and therefore RMI’s reserves estimate appears to be viable.

To calculate the reserves for the ****, one does not simply multiply by 5, as the properties would share common property lines that could be mined through, increasing the reserves amount. Using a simple volumetric calculation, with all of the same parameters as above, except for ****, yields a theoretical reserves estimate of ****.

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

Therefore for the purposes of the opinions of value, **** will be utilized as the low end of the range, and represents mining only on the **** and **** will be utilized as the high end of the range, representing mining on ****.
5.	Reserves Life

The reserves lives, after incorporating mining losses and utilizing the saleable reserves figure and sustainable production/sales rates summarized above, would be as follows:
•	**** Parcel, **** at **** per year = ****

•	**** at **** per year = ****
6.	Sustainable Royalty Rates or Mining Income Rates

The **** for the Subject Property lists a fee (royalty) of **** of sand & gravel, and an administrative fee of ****, for a total royalty of **** on a maximum total of ****.

Assuming that the **** lease agreement can be extended for a longer term, and the fact that royalties are typically tied into the price of the materials (prices always increase over time), it is appropriate to escalate the **** royalty rate by 3% per year.

For the Mineral Interest Value, the assumption is that the landowner would passively lease their reserves to a mining company, who would pay the landowner a royalty for the reserves. However, the landowner still has to pay the **** royalty from the royalties they receive from the mining company. The net difference between the mining company Royalty and the **** Royalty becomes the owner’s Profit Royalty.

In CMC’s experience with mineral leases, royalties are typically tied into a fixed percentage of the sales price, with 8% to 10% of the material sales price being common. To remain conservative, it will be assumed that royalties; to the landowner from a mining company will be 9% of the sales price. Both the royalty, and the **** royalty are expected to increase by 3% per year.

For Mining Income, RMI supplied CMC with a price sheet for materials picked up at the quarry (Freight on Board, or FOB). Per the request of CMC, RMI also supplied their internal (intercompany) pricing, which reflects the cost for selling their materials back to their concrete plant, at a discount:

	FOB	Inner Co.
PRODUCT DESCRIPTION	Per Ton	Per Ton
CONCRETE SAND	****	****
CONCRETE AGG.	****	****
3/8 AGG	****	****
PIT RUN	****	****
TRACK OUT	****	****
6" MINUS	****	****
For the mining interest calculations, CMC assumes that the valuation is based on non-related party (i.e. no discounts) selling the material at normal cost, to a third party customer. In this case, the aggregate “demand” would be controlled by the end use (ready mixed concrete). A typical concrete mixture is approximately 5% air, 11% Portland Cement, 41% Coarse Aggregate (gravel), 26% Fine Aggregate (Sand), and 16% water, therefore demand for gravel vs. sand would be approximately 61% gravel to 39% sand, which yields a weighted average price of ****. A similar weighted average calculation, assuming internal sales only, would be approximately ****. CMC assumes that material prices will increase at approximately 3%, and the **** royalty fee will still need to be paid.

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

7.	Applicable Fees or Mining Costs

No other applicable fees were determined. Mining costs, however, are applicable to the mining income scenarios. Mining costs are often project specific, and unfortunately, RMI did not have enough data to provide mining costs.

Based on CMC’s experience with sand & gravel pits in the Southwestern United States, dry mining is the most common practice. Mining costs, from the initial extraction, through processing and final loadout, are of the order of $3.50 to $4.00 per ton. Increases in mining costs are typically tied into increasing fuel prices, which have been between 3% to 5% per year, for the past several years.

Therefore, an estimated mining cost of $3.75 per ton will be utilized. Mining costs will increase by an average of 4% per year, to account for increasing fuel prices.

8.	Discount Rates/Capitalization Rates

CMC continuously monitors Industry Data, Mergers & Acquisitions, sales, financial analyses and financial performance of United States Construction Materials and Aggregate companies, to utilize as a benchmark for deriving applicable Discount/Capitalization Rates.

The rolling average Rate of Return on Capital Employed (ROCE) between 1993 and 2007 for United States construction materials companies has been very stable, in the 12.0 to 13.6 percent range, being 12.2 percent in 2007. It should be noted that these are operator’s “risk rates” with the impacts of changing geological conditions, processing problems, competition, and market changes being reflected in the risk.

While a royalty owner shares to some extent in the risks of the business, some of their royalty income is usually guaranteed through advance royalty provisions. Usually the royalty owner’s only risk is what level of production royalties they will receive on a month to month basis. A royalty owner’s risk is substantially lower than the operator’s risk, but not as low as the, so called, “safe risk rate” represented by the United States Government’s 30 Year Treasury Bonds (T-Bills), which have been around four (4) percent recently. Therefore, a discount rate somewhere between the “safe” rate of return (4%) and industry average rate of return (12.2%) is applicable.

Since royalty income is received monthly (often guaranteed) throughout the course of a year, rather than as a lump sum at the end of the year, Monthly Discount rates are appropriate. Deferrals, such as for permitting and deferral of income, are discounted using Year-End Discount rates. Mining Income, which is received daily is discounted using banking days for the term, to reflect the income receipt frequency.

Discount rates that CMC considers applicable for this Letter Opinion of Value are as follows:
•	Mineral Interest Scenarios = 9.0% Discount Rate (Monthly), 9.0% Deferral Rate (Year-End)

•	Mining Interest Scenarios = 15.0% Discount Rate (Bank Days), 15.0% Deferral Rate (Year-End)
Calculations
The calculations for the Opinion(s) of Value can now be made, utilizing the above parameters and ranges, as summarized in the following six(6) tables, setup as follows:
1.	Table 1 — Mineral Interest on ****.

2.	Table 2 — Mineral Interest on ****.

3.	Table 3 — Mining Interest on ****.

4.	Table 4 — Mining Interest on ****.

5.	Table 5 — Mining Interest on ****, except assuming Internal Sales prices (per client request).

6.	Table 6 — Mining Interest on ****, except assuming Internal Sales prices (per client request).
H:\CMC\PROJECTS\ACTIVE\A-L\I023-01-01 (Insight Equity, ****Reports\Letter Opinion\I023-01-01 - Letter Opinion Attach 05-10-08.doc

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

TABLE 1
OPINION OF VALUE 1
MINERAL INTEREST ****

Year[1]	Production	Mining[2]	Sales[3]	Average	Average	BLM	Profit[4]	Royalty	Discount Rate	Deferral Rate	Net Present
Commencing	Rates	Losses	Rates	FOB Price	Royalty	Fee	Royalty	Income	1 Year at 9.0%	1 Year at 9.0%	Value
May 5th	(Tons/Year)	(Tons/Year)	(Tons/Year)	($/Ton)	($/Ton)	($/Ton)	($/Ton)	($/Year)	(Monthly)	(Year-End)	($)
2008	****	****	****	****	****	****	****	****	****	****	****
2009	****	****	****	****	****	****	****	****	****	****	****
2010	****	****	****	****	****	****	****	****	****	****	****
2011	****	****	****	****	****	****	****	****	****	****	****
2012	****	****	****	****	****	****	****	****	****	****	****
2013	****	****	****	****	****	****	****	****	****	****	****
2014	****	****	****	****	****	****	****	****	****	****	****
2015	****	****	****	****	****	****	****	****	****	****	****
2016	****	****	****	****	****	****	****	****	****	****	****
2017	****	****	****	****	****	****	****	****	****	****	****
2018	****	****	****	****	****	****	****	****	****	****	****
2019	****	****	****	****	****	****	****	****	****	****	****
2020	****	****	****	****	****	****	****	****	****	****	****
2021	****	****	****	****	****	****	****	****	****	****	****
2022	****	****	****	****	****	****	****	****	****	****	****
2023	****	****	****	****	****	****	****	****	****	****	****
Totals	****	****	****					****			****
Averages	****	****	****	****	****	****		****
							A→	****		B→	****

Notes:
Production Rates — Mining Losses = Sales Rates; Sales Rates x Royalty Rates = Royalty Income
Royalty Income x Discount Rate x Deferral Rate = Net Present Value

[1]	Exhaustion of Mineral Reserves in ****

[2]	Mining Losses of 15%

[3]	Production projected to increase by 3% per year, frozen to ****, after year 10

[4]	Profit Royalty Calculated as Follows: Average Royalty (9% of FOB Price) minus **** equals Profit Royalty.

A→	Total Cash Flow of Royalty Income (Not Discounted For Risk/Time, Rounded To Nearest $100)

B→	Net Present Value of Royalty Income (After Being Discounted For Risk/Time, Rounded to Nearest $100)

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

TABLE 2
OPINION OF VALUE 2
MINERAL INTEREST ****

Year[1]	Production	Mining[2]	Sales[3]	Average	Average	BLM	Profit[4]	Royalty	Discount Rate	Deferral Rate	Net Present
Commencing	Rates	Losses	Rates	FOB Price	Royalty	Fee	Royalty	Income	1 Year at 9.0%	1 Year at 9.0%	Value
May 5th	(Tons/Year)	(Tons/Year)	(Tons/Year)	($/Ton)	($/Ton)	($/Ton)	($/Ton)	($/Year)	(Monthly)	(Year-End)	($)
2008	****	****	****	****	****	****	****	****	****	****	****
2009	****	****	****	****	****	****	****	****	****	****	****
2010	****	****	****	****	****	****	****	****	****	****	****
2011	****	****	****	****	****	****	****	****	****	****	****
2012	****	****	****	****	****	****	****	****	****	****	****
2013	****	****	****	****	****	****	****	****	****	****	****
2014	****	****	****	****	****	****	****	****	****	****	****
2015	****	****	****	****	****	****	****	****	****	****	****
2016	****	****	****	****	****	****	****	****	****	****	****
2017	****	****	****	****	****	****	****	****	****	****	****
2018	****	****	****	****	****	****	****	****	****	****	****
2019	****	****	****	****	****	****	****	****	****	****	****
2020	****	****	****	****	****	****	****	****	****	****	****
2021	****	****	****	****	****	****	****	****	****	****	****
2022	****	****	****	****	****	****	****	****	****	****	****
2023	****	****	****	****	****	****	****	****	****	****	****
2024	****	****	****	****	****	****	****	****	****	****	****
2025	****	****	****	****	****	****	****	****	****	****	****
2026	****	****	****	****	****	****	****	****	****	****	****
2027	****	****	****	****	****	****	****	****	****	****	****
2028	****	****	****	****	****	****	****	****	****	****	****
2029	****	****	****	****	****	****	****	****	****	****	****
2030	****	****	****	****	****	****	****	****	****	****	****
2031	****	****	****	****	****	****	****	****	****	****	****
2032	****	****	****	****	****	****	****	****	****	****	****
2033	****	****	****	****	****	****	****	****	****	****	****
2034	****	****	****	****	****	****	****	****	****	****	****
2035	****	****	****	****	****	****	****	****	****	****	****
2036	****	****	****	****	****	****	****	****	****	****	****
2037	****	****	****	****	****	****	****	****	****	****	****
2038	****	****	****	****	****	****	****	****	****	****	****
2039	****	****	****	****	****	****	****	****	****	****	****
2040	****	****	****	****	****	****	****	****	****	****	****
2041	****	****	****	****	****	****	****	****	****	****	****
2042	****	****	****	****	****	****	****	****	****	****	****
2043	****	****	****	****	****	****	****	****	****	****	****
2044	****	****	****	****	****	****	****	****	****	****	****
2045	****	****	****	****	****	****	****	****	****	****	****
2046	****	****	****	****	****	****	****	****	****	****	****
2047	****	****	****	****	****	****	****	****	****	****	****
2048	****	****	****	****	****	****	****	****	****	****	****
2049	****	****	****	****	****	****	****	****	****	****	****
2050	****	****	****	****	****	****	****	****	****	****	****
2051	****	****	****	****	****	****	****	****	****	****	****
2052	****	****	****	****	****	****	****	****	****	****	****
2053	****	****	****	****	****	****	****	****	****	****	****
2054	****	****	****	****	****	****	****	****	****	****	****
2055	****	****	****	****	****	****	****	****	****	****	****
2056	****	****	****	****	****	****	****	****	****	****	****
2057	****	****	****	****	****	****	****	****	****	****	****
2058	****	****	****	****	****	****	****	****	****	****	****
2059	****	****	****	****	****	****	****	****	****	****	****
2060	****	****	****	****	****	****	****	****	****	****	****
2061	****	****	****	****	****	****	****	****	****	****	****
2062	****	****	****	****	****	****	****	****	****	****	****
2063	****	****	****	****	****	****	****	****	****	****	****
2064	****	****	****	****	****	****	****	****	****	****	****
2065	****	****	****	****	****	****	****	****	****	****	****
2066	****	****	****	****	****	****	****	****	****	****	****
2067	****	****	****	****	****	****	****	****	****	****	****
2068	****	****	****	****	****	****	****	****	****	****	****
2069	****	****	****	****	****	****	****	****	****	****	****
2070	****	****	****	****	****	****	****	****	****	****	****
2071	****	****	****	****	****	****	****	****	****	****	****
2072	****	****	****	****	****	****	****	****	****	****	****

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

TABLE 2
OPINION OF VALUE 2
MINERAL INTEREST — ****

Year[1]	Production	Mining[2]	Sales[3]	Average	Average	BLM	Profit[4]	Royalty	Discount Rate	Deferral Rate	Net Present
Commencing	Rates	Losses	Rates	FOB Price	Royalty	Fee	Royalty	Income	1 Year at 9.0%	1 Year at 9.0%	Value
May 5th	(Tons/Year)	(Tons/Year)	(Tons/Year)	($/Ton)	($/Ton)	($/Ton)	($/Ton)	($/Year)	(Monthly)	(Year-End)	($)
2073	****	****	****	****	****	****	****	****	****	****	****
2074	****	****	****	****	****	****	****	****	****	****	****
2075	****	****	****	****	****	****	****	****	****	****	****
2076	****	****	****	****	****	****	****	****	****	****	****
2077	****	****	****	****	****	****	****	****	****	****	****
2078	****	****	****	****	****	****	****	****	****	****	****
2079	****	****	****	****	****	****	****	****	****	****	****
2080	****	****	****	****	****	****	****	****	****	****	****
2081	****	****	****	****	****	****	****	****	****	****	****
2082	****	****	****	****	****	****	****	****	****	****	****
Totals	****	****	****					****			****
Averages	****	****	****	****	****	****	****	****			****
							A→	****		B→	****

Notes:
Production Rates — Mining Losses = Sales Rates; Sales Rates x Royalty Rates = Royalty Income
Royalty Income x Discount Rate x Deferral Rate = Net Present Value

[1]	Exhaustion of Mineral Reserves in ****

[2]	Mining Losses of 15%

[3]	Production projected to increase by 3% per year, frozen to **** per year, after year 10

[4]	Profit Royalty Calculated as Follows: Average Royalty (9% of FOB Price) minus **** equals Profit Royalty.

A→	Total Cash Flow of Royalty Income (Not Discounted For Risk/Time, Rounded To Nearest $100)

B→	Net Present Value of Royalty Income (After Being Discounted For Risk/Time, Rounded to Nearest $100)

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

TABLE 3
OPINION OF VALUE 3
MINING INTEREST — ****

Year[1]	Production[2]	Mining[3]	Sales[4]	Sales[5]	BLM	Mining[6]	Mining	Discount Rate	Deferral Rate	Net Present
Commencing	Rates	Losses	Rates	Price	Fee	Costs	Income	1 Year at 15.0%	1 Year at 15.0%	Value
May 5th	(Tons/Year)	(Tons/Year)	(Tons/Year)	($/Ton)	($/Ton)	($/Ton)	($/Year)	(Bank Days)	(Year-End)	($)
2008	****	****	****	****	****	****	****	****	****	****
2009	****	****	****	****	****	****	****	****	****	****
2010	****	****	****	****	****	****	****	****	****	****
2011	****	****	****	****	****	****	****	****	****	****
2012	****	****	****	****	****	****	****	****	****	****
2013	****	****	****	****	****	****	****	****	****	****
2014	****	****	****	****	****	****	****	****	****	****
2015	****	****	****	****	****	****	****	****	****	****
2016	****	****	****	****	****	****	****	****	****	****
2017	****	****	****	****	****	****	****	****	****	****
2018	****	****	****	****	****	****	****	****	****	****
2019	****	****	****	****	****	****	****	****	****	****
2020	****	****	****	****	****	****	****	****	****	****
2021	****	****	****	****	****	****	****	****	****	****
2022	****	****	****	****	****	****	****	****	****	****
2023	****	****	****	****	****	****	****	****	****	****
Totals	****	****	****				****			****
Averages	****	****	****	****	****	****	****			****
						A →	****		B →	****
Notes:

[1]	Exhaustion of Mineral Reserves in Year ****

[2]	Production projected to increase by 3% per year, frozen to **** per year, after year 10

[3]	Mining Losses of 15%

[4]	Sales Rates = Production Minus Mining Losses

[5]	Sales Prices projected to increase at a rate of 3% per year

[6]	Mining Costs projected to increase at a rate of 4% per year

[7]	Mining Income is equal to the sum of the Sales price minus **** & Mining costs, times the sales rates

A →	Total Cash Flow of Mining Income Over Life Of Reserves (NOT discounted for risk/time, rounded to neares $100)

B →	Net Present Value of Mining Income (Discounted for risk/time, rounded to nearest $100)

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

TABLE 4
OPINION OF VALUE 4
MINING INTEREST — ****

Year[1]	Production[2]	Mining[3]	Sales[4]	Sales[5]	BLM	Mining[6]	Mining	Discount Rate	Deferral Rate	Net Present
Commencing	Rates	Losses	Rates	Price	Fee	Costs	Income	1 Year at 15.0%	1 Year at 15.0%	Value
May 5th	(Tons/Year)	(Tons/Year)	(Tons/Year)	($/Ton)	($/Ton)	($/Ton)	($/Year)	(Bank Days)	(Year-End)	($)
2008	****	****	****	****	****	****	****	****	****	****
2009	****	****	****	****	****	****	****	****	****	****
2010	****	****	****	****	****	****	****	****	****	****
2011	****	****	****	****	****	****	****	****	****	****
2012	****	****	****	****	****	****	****	****	****	****
2013	****	****	****	****	****	****	****	****	****	****
2014	****	****	****	****	****	****	****	****	****	****
2015	****	****	****	****	****	****	****	****	****	****
2016	****	****	****	****	****	****	****	****	****	****
2017	****	****	****	****	****	****	****	****	****	****
2018	****	****	****	****	****	****	****	****	****	****
2019	****	****	****	****	****	****	****	****	****	****
2020	****	****	****	****	****	****	****	****	****	****
2021	****	****	****	****	****	****	****	****	****	****
2022	****	****	****	****	****	****	****	****	****	****
2023	****	****	****	****	****	****	****	****	****	****
2024	****	****	****	****	****	****	****	****	****	****
2025	****	****	****	****	****	****	****	****	****	****
2026	****	****	****	****	****	****	****	****	****	****
2027	****	****	****	****	****	****	****	****	****	****
2028	****	****	****	****	****	****	****	****	****	****
2029	****	****	****	****	****	****	****	****	****	****
2030	****	****	****	****	****	****	****	****	****	****
2031	****	****	****	****	****	****	****	****	****	****
2032	****	****	****	****	****	****	****	****	****	****
2033	****	****	****	****	****	****	****	****	****	****
2034	****	****	****	****	****	****	****	****	****	****
2035	****	****	****	****	****	****	****	****	****	****
2036	****	****	****	****	****	****	****	****	****	****
2037	****	****	****	****	****	****	****	****	****	****
2038	****	****	****	****	****	****	****	****	****	****
2039	****	****	****	****	****	****	****	****	****	****
2040	****	****	****	****	****	****	****	****	****	****
2041	****	****	****	****	****	****	****	****	****	****
2042	****	****	****	****	****	****	****	****	****	****
2043	****	****	****	****	****	****	****	****	****	****
2044	****	****	****	****	****	****	****	****	****	****
2045	****	****	****	****	****	****	****	****	****	****
2046	****	****	****	****	****	****	****	****	****	****
2047	****	****	****	****	****	****	****	****	****	****
2048	****	****	****	****	****	****	****	****	****	****
2049	****	****	****	****	****	****	****	****	****	****
2050	****	****	****	****	****	****	****	****	****	****
2051	****	****	****	****	****	****	****	****	****	****
2052	****	****	****	****	****	****	****	****	****	****
2053	****	****	****	****	****	****	****	****	****	****
2054	****	****	****	****	****	****	****	****	****	****
2055	****	****	****	****	****	****	****	****	****	****
2056	****	****	****	****	****	****	****	****	****	****
2057	****	****	****	****	****	****	****	****	****	****
2058	****	****	****	****	****	****	****	****	****	****
2059	****	****	****	****	****	****	****	****	****	****
2060	****	****	****	****	****	****	****	****	****	****
2061	****	****	****	****	****	****	****	****	****	****
2062	****	****	****	****	****	****	****	****	****	****
2063	****	****	****	****	****	****	****	****	****	****
2064	****	****	****	****	****	****	****	****	****	****
2065	****	****	****	****	****	****	****	****	****	****
2066	****	****	****	****	****	****	****	****	****	****
2067	****	****	****	****	****	****	****	****	****	****
2068	****	****	****	****	****	****	****	****	****	****
2069	****	****	****	****	****	****	****	****	****	****

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

TABLE 4
OPINION OF VALUE 4
MINING INTEREST — ****

Year[1]	Production[2]	Mining[3]	Sales[4]	Sales[5]	BLM	Mining[6]	Mining	Discount Rate	Deferral Rate	Net Present
Commencing	Rates	Losses	Rates	Price	Fee	Costs	Income	1 Year at 15.0%	1 Year at 15.0%	Value
May 5th	(Tons/Year)	(Tons/Year)	(Tons/Year)	($/Ton)	($/Ton)	($/Ton)	($/Year)	(Bank Days)	(Year-End)	($)
2070	****	****	****	****	****	****	****	****	****	****
2071	****	****	****	****	****	****	****	****	****	****
2072	****	****	****	****	****	****	****	****	****	****
2073	****	****	****	****	****	****	****	****	****	****
2074	****	****	****	****	****	****	****	****	****	****
2075	****	****	****	****	****	****	****	****	****	****
2076	****	****	****	****	****	****	****	****	****	****
2077	****	****	****	****	****	****	****	****	****	****
2078	****	****	****	****	****	****	****	****	****	****
2079	****	****	****	****	****	****	****	****	****	****
2080	****	****	****	****	****	****	****	****	****	****
2081	****	****	****	****	****	****	****	****	****	****
2082	****	****	****	****	****	****	****	****	****	****
Totals	****	****	****				****			****
Averages	****	****	****	****	****	****	****	****	****	****
						A→	****	****	B→	****

Notes:

[1]	Exhaustion of Mineral Reserves in Year ****

[2]	Production projected to increase by 3% per year, frozen to **** per year, after year 10

[3]	Mining Losses of 15%

[4]	Sales Rates = Production Minus Mining Losses

[5]	Sales Prices projected to increase at a rate of 3% per year

[6]	Mining Costs projected to increase at a rate of 4% per year

[7]	Mining Income is equal to the sum of the Sales Price minus **** & Mining Costs, times the Sales Rates

A→	Total Cash Flow of Mining Income Over Life Of Reserves (NOT discounted for risk time, rounded to nearest $100)

B→	Net Present Value of Mining Income (Discounted for risk/time, rounded to nearest $100)

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

TABLE 5
OPINION OF VALUE 5 — INTERNAL SALES PRICES
MINING INTEREST — ****

Year[1]	Production[2]	Mining[3]	Sales[4]	Sales[5]	BLM	Mining[6]	Mining[7]	Discount Rate	Deferral Rate	Net Present
Commencing	Rates	Losses	Rates	Price	Fee	Costs	Income	1 Year at 15.0%	1 Year at 15.0%	Value
May 5th	(Tons/Year)	(Tons/Year)	(Tons/Year)	($/Ton)	($/Ton)	($/Ton)	($/Year)	(Bank Days)	(Year-End)	($)
2008	****	****	****	****	****	****	****	****	****	****
2009	****	****	****	****	****	****	****	****	****	****
2010	****	****	****	****	****	****	****	****	****	****
2011	****	****	****	****	****	****	****	****	****	****
2012	****	****	****	****	****	****	****	****	****	****
2013	****	****	****	****	****	****	****	****	****	****
2014	****	****	****	****	****	****	****	****	****	****
2015	****	****	****	****	****	****	****	****	****	****
2016	****	****	****	****	****	****	****	****	****	****
2017	****	****	****	****	****	****	****	****	****	****
2018	****	****	****	****	****	****	****	****	****	****
2019	****	****	****	****	****	****	****	****	****	****
2020	****	****	****	****	****	****	****	****	****	****
2021	****	****	****	****	****	****	****	****	****	****
2022	****	****	****	****	****	****	****	****	****	****
2023	****	****	****	****	****	****	****	****	****	****
Totals	****	****	****				****			****
Averages	****	****	****	****	****	****	****			****
						A→	****		B→	****

Notes:

[1]	Exhaustion of Mineral Reserves in Year ****

[2]	Production projected to increase by 3% per year, frozen to **** per year, after year 10

[3]	Mining Losses of 15%

[4]	Sales Rates = Production Minus Mining Losses

[5]	Sales Prices projected to increase at a rate of 3% per year

[6]	Mining Costs projected to increase at rate of 4% per year

[7]	Mining Income is equal to the sum of Sales Price minus **** & Mining Costs, times the Sales Rates

A→	Total Cash Flow of Mining Income Over Life of Reserves (NOT discounted for risk/time, rounded to nearest $100)

B→	Net Present Value of Mining Income (Discounted for risk/time, rounded to nearest $100)

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

TABLE 6
OPINION OF VALUE 6 — INTERNAL SALES PRICES
MINING INTEREST — ****

Year[1]	Production[2]	Mining[3]	Sales[4]	Sales[5]	BLM	Mining[6]	Mining	Discount Rate	Deferral	Net Present
Commencing	Rates	Losses	Rates	Price	Fee	Costs	Income	1 Year at 15.0%	1 Year at 15.0%	Value
May 5th	(Tons/Year)	(Tons/Year)	(Tons/Year)	($/Ton)	($/Ton)	($/Ton)	($/Year)	(Bank Days)	(Year-End)	($)
2008	****	****	****	****	****	****	****	****	****	****
2009	****	****	****	****	****	****	****	****	****	****
2010	****	****	****	****	****	****	****	****	****	****
2011	****	****	****	****	****	****	****	****	****	****
2012	****	****	****	****	****	****	****	****	****	****
2013	****	****	****	****	****	****	****	****	****	****
2014	****	****	****	****	****	****	****	****	****	****
2015	****	****	****	****	****	****	****	****	****	****
2016	****	****	****	****	****	****	****	****	****	****
2017	****	****	****	****	****	****	****	****	****	****
2018	****	****	****	****	****	****	****	****	****	****
2019	****	****	****	****	****	****	****	****	****	****
2020	****	****	****	****	****	****	****	****	****	****
2021	****	****	****	****	****	****	****	****	****	****
2022	****	****	****	****	****	****	****	****	****	****
2023	****	****	****	****	****	****	****	****	****	****
2024	****	****	****	****	****	****	****	****	****	****
2025	****	****	****	****	****	****	****	****	****	****
2026	****	****	****	****	****	****	****	****	****	****
2027	****	****	****	****	****	****	****	****	****	****
2028	****	****	****	****	****	****	****	****	****	****
2029	****	****	****	****	****	****	****	****	****	****
2030	****	****	****	****	****	****	****	****	****	****
2031	****	****	****	****	****	****	****	****	****	****
2032	****	****	****	****	****	****	****	****	****	****
2033	****	****	****	****	****	****	****	****	****	****
2034	****	****	****	****	****	****	****	****	****	****
2035	****	****	****	****	****	****	****	****	****	****
2036	****	****	****	****	****	****	****	****	****	****
2037	****	****	****	****	****	****	****	****	****	****
2038	****	****	****	****	****	****	****	****	****	****
2039	****	****	****	****	****	****	****	****	****	****
2040	****	****	****	****	****	****	****	****	****	****
2041	****	****	****	****	****	****	****	****	****	****
2042	****	****	****	****	****	****	****	****	****	****
2043	****	****	****	****	****	****	****	****	****	****
2044	****	****	****	****	****	****	****	****	****	****
2045	****	****	****	****	****	****	****	****	****	****
2046	****	****	****	****	****	****	****	****	****	****
2047	****	****	****	****	****	****	****	****	****	****
2048	****	****	****	****	****	****	****	****	****	****
2049	****	****	****	****	****	****	****	****	****	****
2050	****	****	****	****	****	****	****	****	****	****
2051	****	****	****	****	****	****	****	****	****	****
2052	****	****	****	****	****	****	****	****	****	****
2053	****	****	****	****	****	****	****	****	****	****
2054	****	****	****	****	****	****	****	****	****	****
2055	****	****	****	****	****	****	****	****	****	****
2056	****	****	****	****	****	****	****	****	****	****
2057	****	****	****	****	****	****	****	****	****	****
2058	****	****	****	****	****	****	****	****	****	****
2059	****	****	****	****	****	****	****	****	****	****
2060	****	****	****	****	****	****	****	****	****	****
2061	****	****	****	****	****	****	****	****	****	****
2062	****	****	****	****	****	****	****	****	****	****
2063	****	****	****	****	****	****	****	****	****	****
2064	****	****	****	****	****	****	****	****	****	****
2065	****	****	****	****	****	****	****	****	****	****
2066	****	****	****	****	****	****	****	****	****	****
2067	****	****	****	****	****	****	****	****	****	****
2068	****	****	****	****	****	****	****	****	****	****
2069	****	****	****	****	****	****	****	****	****	****

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

TABLE 6
OPINION OF VALUE 6 — INTERNAL SALES PRICES
MINING INTEREST — ****

Year[1]	Production[2]	Mining[3]	Sales[4]	Sales[5]	BLM	Mining[6]	Mining	Discount Rate	Deferral	Net Present
Commencing	Rates	Losses	Rates	Price	Fee	Costs	Income	1 Year at 15.0%	1 Year at 15.0%	Value
May 5th	(Tons/Year)	(Tons/Year)	(Tons/Year)	($/Ton)	($/Ton)	($/Ton)	($/Year)	(Bank Days)	(Year-End)	($)
2070	****	****	****	****	****	****	****	****	****	****
2071	****	****	****	****	****	****	****	****	****	****
2072	****	****	****	****	****	****	****	****	****	****
2073	****	****	****	****	****	****	****	****	****	****
2074	****	****	****	****	****	****	****	****	****	****
2075	****	****	****	****	****	****	****	****	****	****
2076	****	****	****	****	****	****	****	****	****	****
2077	****	****	****	****	****	****	****	****	****	****
2078	****	****	****	****	****	****	****	****	****	****
2079	****	****	****	****	****	****	****	****	****	****
2080	****	****	****	****	****	****	****	****	****	****
2081	****	****	****	****	****	****	****	****	****	****
2082	****	****	****	****	****	****	****	****	****	****
Totals	****	****	****				****			****
Averages	****	****	****	****	****	****	****			****
						A→	****		B→	****

Notes:

[1]	Exhaustion of Mineral Reserves in Year ****

[2]	Production projected to increase by 3% per year, frozen to **** per year, after year 10

[3]	Mining Losses of 15%

[4]	Sales Rates = Production Minus Mining Losses

[5]	Sales Prices projected to increase at a rate of 3% per year

[6]	Mining Costs projected to increase at a rate of 4% per year

[7]	Mining Income is equal to the sum of the Sales Price minus **** Mining Costs, times the Sales Rates

A →	Total Cash Flow of Mining Income Over Life Of Reserves (NOT discounted for risk/time, rounded to nearest $100)

B →	Net Present Value of Mining Income (Discounted for risk/time, rounded to nearest $100)

****	Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.